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                                                                   EXHIBIT 10.23


                                                                      [logo] SCM
                                                                    MICROSYSTEMS

                              COOPERATION CONTRACT


                                    between

                             SCM Microsystems GmbH
                               Luitpoldstrasse 6
                               85276 Pfaffenhofen
                       - hereinafter referred to as SCM -

                                      and

                           STOCKO Metallwarenfabriken
                           Henkels und Sohn GmbH & Co
                                Simonshofchen 31
                          42327 Wuppertal (Vohwinkel)
                     - hereinafter referred to as STOCKO -


PREAMBLE

SCM has extensive know-how and experience in the area of the development and manufacture and the distribution of electronic devices, computer hardware and software, as well as silicon, particularly in the area of PCMCIA cards (so-called PC, Smart or Chip Cards).

STOCKO has extensive know-how in the area of the development, manufacture and distribution of housing, connectors and mechanical requirements for electronic devices.

SCM and Stocko have extensive customer contacts in the area of PCMCIA and Smart Card technology (such as, for example, national telecom companies, manufactures of electronic components, etc.). SCM is also a member of industrial consortia which deal with future applications of this technology.


1.       PURPOSE

The purpose of this contract is the joint research and development of reader devices on the basis of PCMCIA housings for Smart Cards and other modules for an undetermined number of already existing and future applications (for example, Pay TV, DVB, DAB, banking, online services, patient cards, etc.) and the joint exploitation of the research and development results.





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                                                                       logo] SCM
                                                                    MICROSYSTEMS


2.       DEFINITIONS

The following terms shall have the following meanings:

o Research and development: Acquisition of technical knowledge, theoretical and practical analyzes, tests, including the test manufacture and testing of products and processes, the establishment of the installations and facilities necessary therefor.

o Contract processes: Processes which arise from research and development.

o Contract products: Products or services which arise from research and development or are manufactured or rendered using the contract processes; parts of such goods or services shall also be deemed to constitute contracts products.

o Results of research and development: Industrial property rights and know-how which contribute substantially to technical and economic progress and which are critical for the manufacture of contract products or the application of the contract processes.

o Exploitation of the products: Manufacture of contract products and use of the contract processes, assignment of industrial property rights, issuance of manufacturing and/or use licenses to said rights and the dissemination of know-how with the goal of permitting such manufacture or use. However, the term "exploitation" shall not include the distribution of the contracts products.

o Technical knowledge: Knowledge of which an industrial property right exists or which is not obvious (know-how).


3.       JOINT RESEARCH AND DEVELOPMENT

3.1      DEVELOPMENT PROGRAM AND GOAL

It is intended that the joint research and development be carried out in the area of reader devices for Smart Cards and other reader devices in the form of a PCMCIA card or combined solutions and that said joint research and development pursue the goal of bringing customer-specific and standard products to serial readiness. SCM's contribution shall be the overall concept and the development of electronic components and software; Stocko's contribution shall be the entire housing mechanics, including connectors.

Development work shall not begin until each contracting party has signed the respective project plan set forth in appendix 1. Research and development shall be divided between the contracting parties on the basis of their respective specialization in such a manner that the contracting parties perform the development work independently and at their own expense and risk in accordance with the project plan and in accordance with their receptive know-how; in each instance, STOCKO shall be responsible for the development of housings and connectors and for the mechanical requirements and assembly technology of the reader device, SCM shall be in charge of the development of hardware, software and, if applicable, silicon, as well as for the test procedures and test software for service fabrication.

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                                                                      [logo] SCM
                                                                    MICROSYSTEMS

3.2      DEVELOPMENT PROJECTS

3.2.1    CUSTOMER-SPECIFIC DEVELOPMENT PROJECTS

The details concerning the respective specific customer-specific development project shall be agreed upon between the contracting party who acquires the order and the respective contractor or purchaser; the other contracting party shall be included in the negotiations with the contractor as early as possible and to the extent necessary. A duty to provide complete information shall exist between the contracting parties.

Following the conclusion of, and in accordance with, the negotiations with the respective contractor or purchaser, the contracting parties shall create precise project plans for each development project in accordance with the model attached as appendix 1 to this contract; said plan shall define the technical specifications for the reader device which is to be developed--any licenses for the proprietary rights of third parties which must be acquired in connection with the development project, other technical details, scheduling, including the setting of milestones, testing parameters for prototypes, key financial data, including the projected development cost through serial readiness, as well as the intended return on investment (Rol), etc.--for the respective development project. The individual project plans shall be binding upon the contracting parties and shall, in each instance, constitute a component of this contract.

3.2.2    DEVELOPMENT PROJECTS FOR STANDARD PRODUCTS

For each development project for standard products, the contracting parties shall jointly create a precise project plan in accordance with appendix 1, which shall be binding upon the contracting parties, and shall in each instance, constitute a component of this contract.

3.4      PROTOTYPES

Following the successful conclusion of the respective development work, the contracting parties shall jointly manufacture the number of prototypes established in the project plan, test them with the help of the specification and release them following successful testing. The delivery of prototypes to the contractor or purchaser can only take place following release by the two contracting parties.


3.5      COMPETITIVE RESTRICTION

During the implementation of the program, no contracting party may conclude agreements concerning research and development in the program area, or in an area closely related thereto, with third parties which are in competition with the other contracting party, unless the other contracting party consents thereto in writing.


3.6      RESULTS OF RESEARCH AND DEVELOPMENT

All rights to the results of the respective development work, including the right to apply for relevant industrial property rights, shall be held by the contracting party in whose purview the development work was performed and which is responsible for the development. Industrial property rights for joint inventions shall be applied for jointly. However, all results of joint research and development shall be accessible to both contracting parties.

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                                                                    MICROSYSTEMS


4.       JOINT EXPLOITATION OF THE RESULTS

The results of joint research and development shall be exploited by the contracting parties jointly in such a manner that the manufacture of the contract products and the application of the contract processes is divided among the contracting parties in such a manner that STOCKO manufactures the housing and connectors, and SCM manufactures the electronics, hardware, software and, if applicable, silicon. Each contracting party shall be solely responsible for the contract products which it manufactures and shall release the other contracting party from any and all claims of third parties in this connection.

Each contracting party shall supply the other with the other with the contract products which it manufactures.

If one of the contracting parties suspends production of the contract products which it is manufacturing in connection with this contract, the other contracting party shall be entitled to take over manufacturing. If the other contracting party has no interest in doing so, the contracting parties shall assign the manufacturing to a third-party enterprise. The contracting party which suspends production shall grant all manufacturing and/or use licenses necessary for manufacture by the other contracting party or a third-party enterprise.

The additional issuance of manufacturing and/or use licenses to industrial property rights (to outside third parties) held individually or jointly by the contracting parties shall be possible at any time by mutual agreement.


5.       DELIVERY OBLIGATIONS/PURCHASE OBLIGATIONS OF THE CONTRACTING PARTIES

Each contracting party shall fill orders of the other contracting party for delivery of contract products which it manufactures; they shall do so on the basis of individual orders in which delivery quantities, delivery times, prices and other terms and conditions are defined.

The contracting parties shall be obligated to purchase contract products exclusively from the contracting partner, joint installations or enterprises or third-party facilities or enterprises which are jointly entrusted with manufacture.

Joint or third-party enterprises which are entrusted with the manufacture of contract products shall be obligated to supply said products exclusively to the contracting parties.


6.       TERRITORY RESERVATIONS

6.1      TERRITORIES

The territory of the U.S. and Japan shall be [handwritten interlinear insertion:] non-exclusively reserved for SCM. The contracting parties may also reserve territories within the European Union by mutual written agreement.

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                                                                      [logo] SCM
                                                                    MICROSYSTEMS

6.2      MANUFACTURE

The manufacture of contract products and/or the use of contract processes in [crossed out text] a territory reserved for one of the contracting parties shall require an agreement between the contracting parties.


6.3      DISTRIBUTION

6.3.1    OUTSIDE OF THE EUROPEAN UNION

If a territory outside of the European Union is reserved for one of the contracting parties, the other contracting party may distribute contract products there only with the prior written consent of the former.


6.3.2    WITHIN THE TERRITORY OF THE EUROPEAN UNION

If middlemen and consumers are able to acquire the contract products from other suppliers as well, neither of the contracting parties may conduct an active distribution policy in the territory which is reserved for the other contracting party for a period of five years from the date of the first marketing of the contract products in the European Union; specifically, they may not engage in specifically focused advertising in such territory, establish any branch focused on the contract products or maintain a supply warehouse there.

However, neither contracting party may, without an objectively justified reason, refuse orders from consumers and resellers which are established in its territory and wish to market the contract products in other parts of the European Union; neither contracting may make it difficult for the consumers or middlemen to purchase the contract products from other resellers or the marketing of the contract products within the European Union.

After the end of the aforementioned five-year period, neither contracting party shall be prevented from marketing the contract products in the territory of the European Union which is reserved for the other contracting party or engaging in an active distribution policy there with respect to such products.


7.       NO QUANTITY, PRICE AND CUSTOMER RESTRICTIONS

If a contracting party is permitted to manufacture the contract products and/or use the contract processes, that party shall not be restricted from determining the quantity of contract products to be manufactured or sold and the number of acts of use with respect to the contract processes, setting the prices, price components or discounts for the contract objects or selecting its customers.

If it turns out that certain sales projects which arise from the business activity of a contracting party in individual countries and/or regions cannot be successfully concluded by that party alone, the contracting parties shall jointly establish a strategy which ensures the respective project and leads it to success.

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                                                                      [logo] SCM
                                                                    MICROSYSTEMS

8.       LICENSING OF KNOWLEDGE AND EXCHANGE OF EXPERIENCE

The contracting parties shall reasonably support one another to the extent necessary. In this connection, the parties shall mutually grant one another non-exclusive licenses for protected or technical knowledge which is necessary in order to implement the program and manufacture the contract products or use the contract process.

The contracting parties shall inform one another of their experiences in the manufacturing of the contract products and in the use of the contract processes and shall mutually grant one another non-exclusive no-fee licenses to improvement and application inventions.


9.       CONFIDENTIALITY

Neither contracting party may use the know-how of the other contracting party for purposes other than the implementation of the program and the use of the results.

The contracting parties shall preserve the confidential nature of the know-how which they convey to one another or which arises in the course of the implementation of the program; this obligation shall remain in effect following the expiration of this agreement.

The exchange of such confidential information shall be made in each instance on the basis of a confidentiality agreement to be concluded separately for each development product in accordance with the model attached as appendix 2 to this contract.


10.      REGISTRATION AND MAINTENANCE OF THE INDUSTRIAL PROPERTY RIGHTS

The contracting parties shall be obligated to create and maintain industrial property rights for the contracts products or processes to the extent legally possible; this shall also apply to joint proprietary rights as well as industrial property rights to which one of the contracting parties is entitled.

Each contracting party shall inform the other concerning infringements of joint proprietary rights and the industrial property rights of a contracting partner. The contracting party which discovers the infringement of joint industrial property rights may initiate legal action against the infringer and demand that the other contracting party support it in the judicial proceeding and share in the cost.

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                                                                      [logo] SCM
                                                                    MICROSYSTEMS

11.      ATTACK UPON INDUSTRIAL PROPERTY RIGHTS

During the implementation of the research and development program, neither contracting party may attack industrial property rights of the other contracting party which are connected with the implementation of the program.

During the term of this agreement, neither contracting party may attack industrial property rights which are held individually by the other contracting partner, held jointly by the contracting parties or which protect the results of the research and development.


12.      COMPENSATION

Compensation which the contracting parties receive from third-party enterprises for the transfer or licensing of joint commercial rights or know-how in connection with the exploitation of research and development results shall be divided between them on a pro rata basis in accordance with their respective contribution to development. A contracting party shall be exclusively entitled to compensation which it receives from third-party enterprises for the transfer or licensing--entered into by mutual agreement with the other contracting party--of its commercial rights or know-how in connection with the exploitation of research and development results.

Any inequality in the contributions of the contracting parties to the joint research and development shall be reflected in the setting of the prices for the contract products to be purchased from the other contracting partner. If the contracting partners exploit the results unequally, this shall be settled by means of compensation to be negotiated between the contracting parties.


13.      CONTRACT TERM

This contract shall take effect when signed by the two contracting parties. It shall be concluded for an indefinite term and may be terminated in writing by either contracting party upon compliance with a notice period of six (6) months--however, said termination may not be noticed earlier than June 30, 2000, effective December 31, 2000. The provisions concerning confidentiality, rights to the development results, manufacturing and distribution shall remain in effect following the end of the contract until they expire in accordance with their purpose and intent. The right to extraordinary termination shall remain unaffected.


14.      MISCELLANEOUS CONTRACT TERMS

An assignment of rights and/or delegation of duties arising from this contract shall be effective only with the prior written consent of the other contracting party.

Each contracting party shall remain an independent entrepreneur which is responsible only for its own acts. This agreement shall establish no corporate law relationship between the contracting parties.

The law of the Federal Republic of Germany shall apply. The exclusive place of venue for all disputes arising from this contract and the performance thereof shall be in Munich.

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                                                                      [logo] SCM
                                                                    MICROSYSTEMS

If a provision of this contract or a portion of a provision is or should become invalid, the remaining provisions of the contract or the remaining portion of the provision shall remain valid. In lieu of the invalid provision or portion thereof, the contracting parties shall agree upon a valid provision which comes as close as possible to the economic content of the invalid provision or invalid portion of a provision.

Neither contracting party may communicate the existence or the content of this contract to third parties or the general public without the prior written consent of the other contracting party. This obligation shall also remain in effect after the end of this contract.

This contract contains all agreements between the contracting party relating to the subject matter of the contract; no collateral agreements exist. Modifications of or addenda to this contract must be in writing and must be signed by both contracting parties.





Wuppertal, 3/25/96                     Pfaffenhofen, 2/23/96

                                       [stamp]
                                       SCM
                                       MICROSYSTEMS
                                       SCM Microsystems GmbH
                                       Luitpoldstrasse 6 . 85276 Pfaffenhofen
                                       Tel. 03441/896 - 0 . Fax 08441/8 28 84
 [signature]                             [signature]
----------------------------------     --------------------------------------
STOCKO Metallwarenfabriken             SCM Microsystems GmbH





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